               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]

                                 March 28, 1997

Permian Basin Royalty Trust
500 West 7th Street, Suite 1300
P.O. Box 1317
Fort Worth, Texas  76101

Gentlemen:

        Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ending December 31, 1996 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 1996, based on reserve reports date March 15, 1997 prepared by Cawley, Gillespie & Associates, Inc.

                                    Sincerely,

                                   /s/  CAWLEY, GILLESPIE & ASSOCIATES, INC.
                                   -------------------------------------------
                                        CAWLEY, GILLESPIE & ASSOCIATES, INC.